Exhibit 31.4

RULE 13a-14(a)/15d-14(a) CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Robert O. Stephenson, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Omega Healthcare Investors, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:       April 30, 2015

/S/ ROBERT O. STEPHENSON
Robert O. Stephenson
Chief Financial Officer